Exhibit 99.1

Company Contact John Iannone Senior Vice President, Investor & Public Relations WesBanco, Inc. 304-905-7021

WesBanco Announces Third Quarter 2019 Financial Results

Wheeling, WV, October 23, 2019 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2019.  Net income for the three months ended September 30, 2019 was $37.3 million, with diluted earnings per share of $0.68, compared to $32.5 million and $0.64 per diluted share, respectively, for the third quarter of 2018.  For the nine months ended September 30, 2019, net income was $122.5 million, or $2.24 per diluted share, compared to $99.2 million, or $2.11 per diluted share, for the 2018 period.  Net income excluding after-tax merger-related expenses for the three months ended September 30, 2019, decreased 5.7 % year-over-year to $38.7 million, or $0.71 per diluted share as compared to $0.81 per diluted share in the prior year quarter, a decrease of 12.3% (non-GAAP measures).  On the same basis, net income for the nine months ended September 30, 2019 increased 12.6% year-over-year to $126.3 million, or $2.31 per diluted share, down 2.9% when compared to $2.38 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2019		2018		2019		2018
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$38,681	$0.71	$41,027	$0.81	$126,349	$2.31	$112,194	$2.38
Less: After tax merger-related expenses	(1,334)	(0.03)	(8,541)	(0.17)	(3,852)	(0.07)	(13,010)	(0.27)
Net income (GAAP)	$37,347	$0.68	$32,486	$0.64	$122,497	$2.24	$99,184	$2.11

(1)  See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. (“FTSB”), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill.  In addition, on August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation (“FFKT”), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill.  Financial results for both FTSB and FFKT have been included in WesBanco’s results from their respective merger consummation dates.

Financial and operational highlights:

•	The limitation on interchange fees for debit card processing that resulted from the Durbin amendment to the 2010 Dodd-Frank Act, which took effect this quarter
o	This limitation, which only applies to banks with more than $10 billion in total assets, reduced third quarter after-tax earnings by $1.6 million, or $0.03 per diluted share
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.09% (non-GAAP measure)
•	Key credit quality metrics such as non-performing assets, past due loans, allowance for loan loss ratios, and net loan charge-offs continue to remain at, or near, historically low levels
o	The increase in criticized and classified loans primarily reflects recent adjustments to our internal loan classification system which impacted risk grades
•	Total year-over-year organic growth in non-interest bearing demand deposits of 2.7% primarily driven by our legacy footprint
•

The pending merger with Old Line Bancshares, Inc. (“OLBK”) continues to progress, and the transaction is now on track to be completed during the fourth quarter of 2019, pending additional regulatory and shareholder approvals

o	Approval received from the West Virginia Department of Financial Institutions
o	The shareholder meetings of both companies are scheduled for October 29th

“WesBanco’s underlying, core performance during the third quarter of 2019, which was supported by our key long-term differentiators, continued to perform well and within our expectations,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “During the quarter, we experienced a flat, and, at times, inverted, yield curve; multiple Federal Reserve interest rate cuts; a revived pick-up in commercial real estate projects going to the secondary market earlier than expected due to the current rate environment; and the mandatory limitation on interchange fees for banks with more than $10 billion in total assets.  Despite these challenges, we are encouraged by the continued supportive strength of our distinct, long-term strategies and unique advantages.”

Mr. Clossin added, “We are benefiting from our deposit-rich legacy footprint, which provides funding for company-wide loan growth as we allow higher-cost certificates of deposit to mature.  We believe we are continuing to see strength across a number of our lending categories, including a 21% year-over-year increase in total gross production during the third quarter, and commercial loan pipelines, as of September 30th, exceeding $600 million for the first time.  In fact, our commercial and industrial, residential mortgage, and consumer loan categories generated growth on both a year-over-year as well as sequential quarter basis.  In addition, we are maintaining a critical focus on expense management and credit quality – two historical hallmarks of our institution.  We continue to believe we are well-positioned for long-term success, and remain positive about our opportunities.”

Balance Sheet

Portfolio loans of $7.8 billion as of September 30, 2019 increased 0.4% when compared to the prior year period, and 1.0% annualized when compared to the second quarter of 2019.  This low-single digit loan growth was driven by growth across commercial and industrial, residential real estate, and consumer loan categories.  Total deposits decreased 3.1% year-over-year to $8.7 billion due to allowing certain higher-priced certificates of deposit to mature, particularly from prior acquisitions.  Excluding CDs, total deposits of $4.6 billion were about the same as compared to the prior year period, while non-interest bearing demand deposits grew 2.7% over the same time period.

Credit Quality

Overall, we believe our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with our prudent lending standards.  As of September 30, 2019, both non-performing loans and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  Criticized and classified loan balances increased to $174.0 million, or 2.24% of total portfolio loans, due to recent adjustments to our internal loan classification system which impacted risk grades.  The provision for credit losses increased to $4.1 million at quarter-end, of which $2.1 million was due to certain borrower downgrades to criticized and classified categories from the change in the internal loan classification system as noted above.  Annualized net loan charge-offs to average loans remained low for the quarter and year-to-date periods at four and five basis points, respectively.

Net Interest Margin and Income

The net interest margin of 3.56% for the third quarter of 2019 increased 6 basis points year-over-year but decreased sequentially by 11 basis points.  Year-over-year, the net interest margin benefited from increases in the Federal Reserve Board’s target federal funds rate during 2018 and the higher margin on the acquired FFKT net assets, partially offset by higher funding costs as well as a flattening of the yield curve.  On a sequential quarter basis, the net interest margin decrease was due roughly one-half from the expected decrease in accretion from purchase accounting and one-half from the two recent 25 basis point decreases in the Federal Reserve Board’s target federal funds rate, combined with the continued partially inverted and very low yield curve.  Accretion from acquisitions benefited the third quarter net interest margin by 13 basis points, as compared to 11 basis points in the prior year period and 18 basis points in the second quarter.  Year-to-date accretion was 17 basis points, as compared to 10 basis points in the prior year. Both the first and second quarters of 2019 benefitted by 3 basis points related to impaired loan payoffs from prior acquisitions, or 2 basis points year-to-date.

Net interest income increased $6.2 million, or 6.9%, during the third quarter of 2019, as compared to the same quarter of 2018, due to a 4.2% increase in average total earning assets, primarily driven by the FFKT acquisition and related accretion from purchase accounting, as well as the overall higher net interest margin.  For the nine months ended September 30, 2019, net interest income increased $47.5 million, or 19.3%, due to higher average total earning assets and an overall higher net interest margin, as discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2019, non-interest income of $27.0 million increased $0.7 million, or 2.8%, from the third quarter of 2018.  Mortgage banking fees increased $1.1 million, or 70.2%, compared to the prior year period due to growth in residential mortgage origination dollar volume and the associated sale of approximately one-half of those originations into the secondary market.  Service charges on deposits increased $0.7 million, or 11.8%, year-over-year due to the increased customer base from the FFKT acquisition.  Other income decreased $0.6 million, primarily due to the negative mark-to-market of existing commercial customer loan swaps, as well as lower deferred compensation-related gains, partially offset by an increase in payment processing fee income.  This quarter reflects the beginning of the on-going limitation on interchange fees for debit card processing that resulted from the Durbin amendment to the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act.  This limitation, which applies to banks with more than $10 billion in total assets, reduced electronic banking fees by approximately $1.9 million as compared to the prior year period.  In addition, because WesBanco recognizes electronic banking fees on a one-month lag, this reduction represents only two months for this initial quarter of applicability.

For the nine months ended September 30, 2019, non-interest income increased $12.2 million, or 16.5%, year-over-year to $85.9 million. In addition to the items discussed above, the primary drivers of this increase were the larger customer deposit base and higher transaction volumes associated with the FTSB and FFKT acquisitions which resulted in the year-over-year increases in electronic banking fees and service charges on deposits, while the addition of the trust business from FFKT benefited trust fees.

Non-Interest Expense

We believe that total operating expenses continued to be well-controlled during both the three- and nine-month periods ending September 30, 2019, as demonstrated by the efficiency ratio of 57.57% and 56.09%, respectively.  Excluding merger-related expenses, non-interest expense for the three months ended September 30, 2019 increased $6.3 million, or 9.6%, to $71.6 million compared to the prior year period, reflecting the FFKT acquisition in the middle of last year’s third quarter.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, equipment, and other operating costs associated with additional staffing and financial center locations from the acquisition, as well as intangibles amortization.  In addition, salaries and wages reflects annual merit increases and higher average staff during the third quarter related to the FFKT acquisition.  During September 2019, the banking industry was officially notified by the FDIC that its deposit insurance fund (“DIF”) reached the required minimum reserve ratio of 1.38% that permitted the FDIC to offset current bank assessments with prior credits from 2016 through 2018 earned by banks with less than $10 billion in assets during that time period.  This allowed WesBanco to record a credit of $2.4 million, from the total $3.1 million assessment credit that WesBanco Bank was notified it would receive, covering the FDIC insurance expense otherwise assessable for the second and third quarters of $1.2 million per quarter.  The remaining credit of approximately $0.7 million is anticipated to be recorded during the fourth quarter.

For the nine months ended September 30, 2019, non-interest expense net of merger-related expenses increased $37.0 million, or 20.8%, to $214.8 million compared to the prior year period, reflecting the acquisitions of FTSB and FFKT and similar factors noted above for the quarterly period.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At September 30, 2019, Tier I leverage was 11.30%, Tier I Risk-Based capital was 15.40%, Total Risk-Based capital was 16.36%, and the Common Equity Tier 1 capital ratio (“CET 1”) was 13.87%.  Tangible common equity, increased to 10.24% at period-end from 8.66% as of September 30, 2018, as an increase in other comprehensive income from the mark-to-market of the available-for-sale portion of the investment portfolio benefitted this ratio.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2019 at 2:00 p.m. ET on Thursday, October 24, 2019.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10126803.  The replay will begin at approximately 4:00 p.m. ET on October 24, and end at 12 a.m. ET on November 7.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q’s for the quarters ended March 31 and June 30, 2019, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the proposed merger with Old Line Bancshares, Inc. (“Old Line”) may not close when expected, that the businesses of WesBanco and Old Line may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Old Line may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Old Line may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity;

sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Additional Information About the Merger and Where to Find It

On July 23, 2019, WesBanco and WesBanco Bank, Inc. (“WesBanco Bank”) entered into an Agreement and Plan of Merger with Old Line and Old Line Bank, Inc. (“Old Line Bank”), pursuant to which Old Line will be merged with and into WesBanco, with WesBanco being the surviving company (the “Merger”), and Old Line Bank will be merged with and into WesBanco Bank, with WesBanco Bank the surviving bank. In connection with the proposed Merger, WesBanco filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which was declared effective on September 23, 2019, that includes a Proxy Statement of Old Line and WesBanco and a Prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, STOCKHOLDERS OF OLD LINE AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus dated September 23, 2019 was mailed to shareholders of WesBanco and stockholders of Old Line on or around September 26, 2019. The Old Line stockholders meeting and the WesBanco shareholders meeting are both scheduled for October 29, 2019. In addition, the Registration Statement on Form S-4, which includes the Proxy Statements/Prospectus, and other related documents filed by WesBanco with the SEC, may be obtained for free at the SEC’s website at http://www.sec.gov, and from either WesBanco’s or Old Line’s website at http://www.wesbanco.com or http://www.oldlinebank.com, respectively.

Participants in the Solicitation

WesBanco and Old Line and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of WesBanco and the stockholders of Old Line in connection with the proposed Merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2019 annual meeting of shareholders, as filed with the SEC on March 13, 2019 and as supplemented on April 5, 2019.  Information about the directors and executive officers of Old Line is set forth in the proxy statement for Old Line’s 2019 annual meeting of stockholders, as filed with the SEC on April 26, 2019.  Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of WesBanco shareholders or Old Line stockholders in connection with the proposed Merger is included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco or Old Line using the website information above.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND OLD LINE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.6 billion (as of September 30, 2019).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.4 billion of assets under management (as of September 30, 2019), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 199 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
Interest and dividend income
Loans, including fees	$95,369	$86,605	10.1	$287,287	$234,276	22.6
Interest and dividends on securities:
Taxable	15,887	14,964	6.2	49,061	40,702	20.5
Tax-exempt	4,759	5,326	(10.6)	15,443	15,216	1.5
Total interest and dividends on securities	20,646	20,290	1.8	64,504	55,918	15.4
Other interest income	1,333	1,498	(11.0)	4,153	3,402	22.1
Total interest and dividend income	117,348	108,393	8.3	355,944	293,596	21.2
Interest expense
Interest bearing demand deposits	4,489	3,501	28.2	12,749	9,174	39.0
Money market deposits	1,973	1,360	45.1	5,881	3,332	76.5
Savings deposits	861	352	144.6	2,061	768	168.4
Certificates of deposit	3,830	3,276	16.9	11,831	8,789	34.6
Total interest expense on deposits	11,153	8,489	31.4	32,522	22,063	47.4
Federal Home Loan Bank borrowings	6,645	6,691	(0.7)	19,269	17,142	12.4
Other short-term borrowings	1,353	965	40.2	4,392	2,497	75.9
Subordinated debt and junior subordinated debt	2,077	2,315	(10.3)	6,820	6,425	6.1
Total interest expense	21,228	18,460	15.0	63,003	48,127	30.9
Net interest income	96,120	89,933	6.9	292,941	245,469	19.3
Provision for credit losses	4,121	1,035	298.2	9,375	4,911	90.9
Net interest income after provision for credit losses	91,999	88,898	3.5	283,566	240,558	17.9
Non-interest income
Trust fees	6,425	6,265	2.6	19,880	18,520	7.3
Service charges on deposits	7,056	6,313	11.8	19,803	16,282	21.6
Electronic banking fees	5,253	6,139	(14.4)	18,299	16,697	9.6
Net securities brokerage revenue	1,765	1,836	(3.9)	5,597	5,315	5.3
Bank-owned life insurance	1,373	1,232	11.4	4,032	5,116	(21.2)
Mortgage banking income	2,588	1,521	70.2	5,262	4,297	22.5
Net securities gains	235	84	179.8	3,800	403	842.9
Net gain on other real estate owned and other assets	158	150	5.3	670	641	4.5
Other income	2,097	2,684	(21.9)	8,535	6,444	32.4
Total non-interest income	26,950	26,224	2.8	85,878	73,715	16.5
Non-interest expense
Salaries and wages	32,915	30,335	8.5	95,501	82,213	16.2
Employee benefits	9,726	7,905	23.0	29,419	22,782	29.1
Net occupancy	5,392	4,957	8.8	16,343	13,715	19.2
Equipment	5,273	4,488	17.5	14,924	12,532	19.1
Marketing	1,505	1,446	4.1	4,002	3,967	0.9
FDIC insurance	(1,221)	789	(254.8)	1,287	2,315	(44.4)
Amortization of intangible assets	2,446	1,821	34.3	7,424	4,218	76.0
Restructuring and merger-related expense	1,688	10,811	100.0	4,876	16,468	(70.4)
Other operating expenses	15,544	13,568	14.6	45,876	36,024	27.3
Total non-interest expense	73,268	76,120	(3.7)	219,652	194,234	13.1
Income before provision for income taxes	45,681	39,002	17.1	149,792	120,039	24.8
Provision for income taxes	8,334	6,516	27.9	27,295	20,855	30.9
Net Income	$37,347	$32,486	15.0	$122,497	$99,184	23.5

Taxable equivalent net interest income	$97,385	$91,348	6.6	$297,046	$249,514	19.0

Per common share data
Net income per common share - basic	$0.68	$0.65	4.6	$2.24	$2.11	6.2
Net income per common share - diluted	0.68	0.64	6.3	2.24	2.11	6.2
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.81	(12.3)	2.31	2.38	(2.9)
Dividends declared	0.31	0.29	6.9	0.93	0.87	6.9
Book value (period end)	38.42	35.30	8.8	38.42	35.30	8.8
Tangible book value (period end) (1)	21.89	18.54	18.1	21.89	18.54	18.1
Average common shares outstanding - basic	54,695,578	50,277,847	8.8	54,641,057	46,965,095	16.3
Average common shares outstanding - diluted	54,751,344	50,432,112	8.6	54,705,761	47,107,829	16.1
Period end common shares outstanding	54,691,225	54,603,967	0.2	54,691,225	54,603,967	0.2

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios

	For the Nine Months Ended
	September 30,
	2019	2018	% Change
Return on average assets	1.31%	1.21%	8.26%
Return on average assets, excluding
after-tax merger-related expenses	1.35	1.37	(1.46)
Return on average equity	7.99	8.59	(6.98)
Return on average equity, excluding
after-tax merger-related expenses	8.24	9.71	(15.14)
Return on average tangible equity (1)	14.97	15.71	(4.71)
Return on average tangible equity, excluding
after-tax merger-related expenses	15.42	17.70	(12.88)
Yield on earning assets (2)	4.41	4.11	7.30
Cost of interest bearing liabilities	1.07	0.89	20.22
Net interest spread (2)	3.34	3.22	3.73
Net interest margin (2)	3.64	3.44	5.81
Efficiency (1) (2)	56.09	55.00	1.98
Average loans to average deposits	87.77	88.25	(0.54)
Annualized net loan charge-offs/average loans	0.05	0.02	150.00
Effective income tax rate	18.22	17.37	4.89

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Return on average assets	1.19%	1.44%	1.31%	1.39%	1.10%
Return on average assets, excluding
after-tax merger-related expenses	1.23	1.44	1.39	1.42	1.39
Return on average equity	7.06	8.77	8.17	8.94	7.50
Return on average equity, excluding
after-tax merger-related expenses	7.32	8.78	8.67	9.16	9.47
Return on average tangible equity (1)	13.06	16.35	15.65	17.67	14.25
Return on average tangible equity, excluding
after-tax merger-related expenses	13.50	16.38	16.56	18.09	17.85
Yield on earning assets (2)	4.34	4.45	4.45	4.42	4.21
Cost of interest bearing liabilities	1.09	1.08	1.06	0.97	0.95
Net interest spread (2)	3.25	3.37	3.39	3.45	3.26
Net interest margin (2)	3.56	3.67	3.68	3.72	3.50
Efficiency (1) (2)	57.57	54.87	55.89	53.62	55.55
Average loans to average deposits	88.96	87.35	87.01	85.94	87.56
Annualized net loan charge-offs/average loans	0.04	0.05	0.07	0.14	(0.02)
Effective income tax rate	18.24	18.40	18.01	19.37	16.71
Trust assets, market value at period end	$4,443,430	$4,544,103	$4,514,013	$4,269,961	$4,743,894

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

					% Change
	September 30,			December 31,	December 31, 2018
Balance sheets	2019	2018	% Change	2018	to September 30, 2019
Assets
Cash and due from banks	$209,606	$184,826	13.4	$124,650	68.2
Due from banks - interest bearing	34,727	88,854	(60.9)	44,536	(22.0)
Securities:
Equity securities, at fair value	11,644	12,784	(8.9)	11,737	(0.8)
Available-for-sale debt securities, at fair value	2,209,199	2,008,232	10.0	2,114,129	4.5
Held-to-maturity debt securities (fair values of $877,809; $1,014,361 and $1,020,743, respectively)	852,824	1,025,538	(16.8)	1,020,934	(16.5)
Total securities	3,073,667	3,046,554	0.9	3,146,800	(2.3)
Loans held for sale	20,715	55,913	(63.0)	8,994	130.3
Portfolio loans:
Commercial real estate	3,854,653	3,906,221	(1.3)	3,853,695	0.0
Commercial and industrial	1,332,275	1,292,073	3.1	1,265,460	5.3
Residential real estate	1,638,574	1,598,477	2.5	1,611,607	1.7
Home equity	587,745	604,106	(2.7)	599,331	(1.9)
Consumer	343,505	325,546	5.5	326,188	5.3
Total portfolio loans, net of unearned income	7,756,752	7,726,423	0.4	7,656,281	1.3
Allowance for loan losses	(54,317)	(48,902)	(11.1)	(48,948)	(11.0)
Net portfolio loans	7,702,435	7,677,521	0.3	7,607,333	1.3
Premises and equipment, net	178,344	159,284	12.0	166,925	6.8
Accrued interest receivable	37,156	39,465	(5.9)	38,853	(4.4)
Goodwill and other intangible assets, net	914,705	928,083	(1.4)	918,850	(0.5)
Bank-owned life insurance	229,349	223,995	2.4	225,317	1.8
Other assets	193,183	194,984	(0.9)	176,374	9.5
Total Assets	$12,593,887	$12,599,479	(0.0)	$12,458,632	1.1
Liabilities
Deposits:
Non-interest bearing demand	$2,476,392	$2,411,862	2.7	$2,441,041	1.4
Interest bearing demand	2,128,581	2,187,662	(2.7)	2,146,508	(0.8)
Money market	1,085,732	1,178,950	(7.9)	1,142,925	(5.0)
Savings deposits	1,698,125	1,649,684	2.9	1,645,549	3.2
Certificates of deposit	1,275,533	1,513,600	(15.7)	1,455,610	(12.4)
Total deposits	8,664,363	8,941,758	(3.1)	8,831,633	(1.9)
Federal Home Loan Bank borrowings	1,161,092	1,131,253	2.6	1,054,174	10.1
Other short-term borrowings	325,247	294,281	10.5	290,522	12.0
Subordinated debt and junior subordinated debt	156,632	189,745	(17.5)	189,842	(17.5)
Total borrowings	1,642,971	1,615,279	1.7	1,534,538	7.1
Accrued interest payable	5,273	6,623	(20.4)	4,627	14.0
Other liabilities	180,011	108,550	65.8	109,007	65.1
Total Liabilities	10,492,618	10,672,210	(1.7)	10,479,805	0.1
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2019 and 2018, respectively; 54,698,250, 54,604,294 and 54,604,294 shares issued, respectively; 54,691,225, 54,603,967 and 54,598,134 shares outstanding, respectively	113,954	113,758	0.2	113,758	0.2
Capital surplus	1,169,595	1,165,006	0.4	1,166,701	0.2
Retained earnings	809,332	709,477	14.1	737,581	9.7
Treasury stock (7,025, 327 and 6,160 shares - at cost, respectively)	(252)	(15)	(1,580.0)	(274)	-
Accumulated other comprehensive income (loss)	9,922	(59,873)	116.6	(37,871)	126.2
Deferred benefits for directors	(1,282)	(1,084)	(18.3)	(1,068)	(20.0)
Total Shareholders' Equity	2,101,269	1,927,269	9.0	1,978,827	6.2
Total Liabilities and Shareholders' Equity	$12,593,887	$12,599,479	(0.0)	$12,458,632	1.1

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2019	2019	% Change
Assets
Cash and due from banks	$209,606	$157,965	32.7
Due from banks - interest bearing	34,727	36,390	(4.6)
Securities:
Equity securities, at fair value	11,644	11,817	(1.5)
Available-for-sale, at fair value	2,209,199	2,129,284	3.8
Held-to-maturity (fair values of $877,809 and 921,534, respectively)	852,824	900,605	(5.3)
Total securities	3,073,667	3,041,706	1.1
Loans held for sale	20,715	18,649	11.1
Portfolio Loans:
Commercial real estate	3,854,653	3,877,633	(0.6)
Commercial and industrial	1,332,275	1,300,577	2.4
Residential real estate	1,638,574	1,633,613	0.3
Home equity	587,745	590,303	(0.4)
Consumer	343,505	335,728	2.3
Total portfolio loans, net of unearned income	7,756,752	7,737,854	0.2
Allowance for loan losses	(54,317)	(50,859)	(6.8)
Net portfolio loans	7,702,435	7,686,995	0.2
Premises and equipment, net	178,344	179,866	(0.8)
Accrued interest receivable	37,156	38,450	(3.4)
Goodwill and other intangible assets, net	914,705	914,678	0.0
Bank-owned life insurance	229,349	227,976	0.6
Other assets	193,183	191,978	0.6
Total Assets	$12,593,887	$12,494,653	0.8
Liabilities
Deposits:
Non-interest bearing demand	$2,476,392	$2,481,065	(0.2)
Interest bearing demand	2,128,581	2,079,795	2.3
Money market	1,085,732	1,098,917	(1.2)
Savings deposits	1,698,125	1,670,035	1.7
Certificates of deposit	1,275,533	1,365,116	(6.6)
Total deposits	8,664,363	8,694,928	(0.4)
Federal Home Loan Bank borrowings	1,161,092	1,121,283	3.6
Other short-term borrowings	325,247	296,148	9.8
Subordinated debt and junior subordinated debt	156,632	156,534	0.1
Total borrowings	1,642,971	1,573,965	4.4
Accrued interest payable	5,273	6,559	(19.6)
Other liabilities	180,011	145,085	24.1
Total liabilities	10,492,618	10,420,537	0.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 54,698,250 and 54,697,251 shares issued, respectively; 54,691,225 and 54,697,199 shares outstanding, respectively	113,954	113,952	0.0
Capital surplus	1,169,595	1,168,212	0.1
Retained earnings	809,332	788,900	2.6
Treasury stock (7,025 and 52 shares - at cost, respectively)	(252)	(2)	(12497.0)
Accumulated other comprehensive income (loss)	9,922	4,113	(141.2)
Deferred benefits for directors	(1,282)	(1,059)	21.1
Total Shareholders' Equity	2,101,269	2,074,116	1.3
Total Liabilities and Shareholders' Equity	$12,593,887	$12,494,653	0.8

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2019		2018		2019		2018
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$71,163	2.41%	$94,337	2.29%	$73,617	2.50%	$50,686	2.28%
Loans, net of unearned income (1)	7,751,724	4.88	7,227,835	4.75	7,704,212	4.99	6,787,565	4.61
Securities: (2)
Taxable	2,301,933	2.76	2,194,708	2.73	2,330,439	2.81	2,038,978	2.66
Tax-exempt (3)	684,164	3.52	785,699	3.43	744,949	3.50	751,403	3.42
Total securities	2,986,097	2.93	2,980,407	2.91	3,075,388	2.97	2,790,381	2.87
Other earning assets	53,181	6.80	60,783	6.26	51,954	7.12	56,182	6.02
Total earning assets (3)	10,862,165	4.34%	10,363,362	4.21%	10,905,171	4.41%	9,684,814	4.11%
Other assets	1,625,988		1,375,434		1,590,847		1,238,728
Total Assets	$12,488,153		$11,738,796		$12,496,018		$10,923,542
Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,126,720	0.84%	$1,983,340	0.70%	$2,131,887	0.80%	$1,844,423	0.67%
Money market accounts	1,097,930	0.71	1,111,341	0.49	1,122,665	0.70	1,051,104	0.42
Savings deposits	1,686,267	0.20	1,511,075	0.09	1,674,262	0.16	1,389,613	0.07
Certificates of deposit	1,321,696	1.15	1,439,658	0.90	1,385,349	1.14	1,366,109	0.86
Total interest bearing deposits	6,232,613	0.71	6,045,414	0.56	6,314,163	0.69	5,651,249	0.52
Federal Home Loan Bank borrowings	1,048,401	2.51	1,194,940	2.22	1,036,464	2.49	1,138,350	2.01
Other borrowings	317,931	1.69	269,342	1.42	321,976	1.82	249,030	1.34
Subordinated debt and junior subordinated debt	156,561	5.26	180,074	5.10	169,944	5.37	172,518	4.98
Total interest bearing liabilities	7,755,506	1.09%	7,689,770	0.95%	7,842,547	1.07%	7,211,147	0.89%
Non-interest bearing demand deposits	2,481,384		2,209,235		2,463,076		2,040,292
Other liabilities	153,729		120,302		139,761		127,699
Shareholders' equity	2,097,534		1,719,489		2,050,634		1,544,404
Total Liabilities and Shareholders' Equity	$12,488,153		$11,738,796		$12,496,018		$10,923,542
Taxable equivalent net interest spread		3.25%		3.26%		3.34%		3.22%
Taxable equivalent net interest margin		3.56%		3.50%		3.64%		3.44%

(1)	Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.

Loan fees included in interest income on loans are $0.4 million and $0.8 million for the three months ended September 30, 2019 and 2018 and $1.3 million and $2.1 million for the nine months ended September 30, 2019 and 2018, respectively.

Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $3.4 million and $2.4 million for the three months ended September 30, 2019 and 2018 and $13.0 million and $5.9 million  for the nine months ended September 30, 2019 and 2018, respectively.

Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.3 million and $0.6 million for the three months ended September 30, 2019 and 2018, respectively, and $0.9 million and $1.5 million  for the nine months ended September 30, 2019 and 2018, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Statement of Income	2019	2019	2019	2018	2018
Interest income
Loans, including fees	$95,369	$96,415	$95,502	$97,685	$86,605
Interest and dividends on securities:
Taxable	15,887	16,444	16,733	16,196	14,964
Tax-exempt	4,759	5,142	5,541	5,562	5,326
Total interest and dividends on securities	20,646	21,586	22,274	21,758	20,290
Other interest income	1,333	1,542	1,277	1,944	1,498
Total interest and dividend income	117,348	119,543	119,053	121,387	108,393
Interest expense
Interest bearing demand deposits	4,489	4,314	3,946	4,000	3,501
Money market deposits	1,973	2,009	1,899	1,683	1,360
Savings deposits	861	678	522	452	352
Certificates of deposit	3,830	4,098	3,903	3,662	3,276
Total interest expense on deposits	11,153	11,099	10,270	9,797	8,489
Federal Home Loan Bank borrowings	6,645	6,287	6,337	6,191	6,691
Other short-term borrowings	1,353	1,483	1,556	1,221	965
Subordinated debt and junior subordinated debt	2,077	2,214	2,529	2,411	2,315
Total interest expense	21,228	21,083	20,692	19,620	18,460
Net interest income	96,120	98,460	98,361	101,767	89,933
Provision for credit losses	4,121	2,747	2,507	2,854	1,035
Net interest income after provision for credit losses	91,999	95,713	95,854	98,913	88,898
Non-interest income
Trust fees	6,425	6,339	7,115	6,103	6,265
Service charges on deposits	7,056	6,197	6,549	7,387	6,313
Electronic banking fees	5,253	7,154	5,892	6,604	6,139
Net securities brokerage revenue	1,765	1,973	1,860	1,871	1,836
Bank-owned life insurance	1,373	1,340	1,319	1,312	1,232
Mortgage banking income	2,588	1,618	1,056	1,543	1,521
Net securities gains/(losses)	235	2,909	657	(1,303)	84
Net gain/(loss) on other real estate owned and other assets	158	376	136	(117)	150
Other income	2,097	3,250	3,189	3,161	2,684
Total non-interest income	26,950	31,156	27,773	26,561	26,224
Non-interest expense
Salaries and wages	32,915	31,646	30,940	32,389	30,335
Employee benefits	9,726	9,705	9,989	7,298	7,905
Net occupancy	5,392	5,385	5,566	5,455	4,957
Equipment	5,273	4,818	4,833	4,667	4,488
Marketing	1,505	1,254	1,243	1,402	1,446
FDIC insurance	(1,221)	1,155	1,353	927	789
Amortization of intangible assets	2,446	2,465	2,514	2,762	1,821
Restructuring and merger-related expense	1,688	81	3,107	1,389	10,811
Other operating expenses	15,544	15,443	14,887	14,701	13,568
Total non-interest expense	73,268	71,952	74,432	70,990	76,120
Income before provision for income taxes	45,681	54,917	49,195	54,484	39,002
Provision for income taxes	8,334	10,103	8,858	10,556	6,516
Net Income	$37,347	$44,814	$40,337	$43,928	$32,486

Taxable equivalent net interest income	$97,385	$99,827	$99,834	$103,246	$91,348

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

Per common share data
Net income per common share - basic	$0.68	$0.82	$0.74	$0.80	$0.65
Net income per common share - diluted	0.68	0.82	0.74	0.80	0.64
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.82	0.78	0.82	0.81
Dividends declared	0.31	0.31	0.31	0.29	0.29
Book value (period end)	38.42	37.92	37.05	36.24	35.30
Tangible book value (period end) (1)	21.89	21.40	20.49	19.63	18.54
Average common shares outstanding - basic	54,695,578	54,628,029	54,598,499	54,598,142	50,277,847
Average common shares outstanding - diluted	54,751,344	54,773,521	54,706,337	54,706,691	50,432,112
Period end common shares outstanding	54,691,225	54,697,199	54,599,127	54,598,134	54,603,967
Full time equivalent employees	2,330	2,353	2,329	2,388	2,404

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)	Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2019		2019		2019		2018		2018
Non-performing assets:
Troubled debt restructurings - accruing	$5,840		$5,487		$5,481		$5,744		$6,338
Non-accrual loans:
Troubled debt restructurings	1,345		1,924		2,936		2,855		2,036
Other non-accrual loans	33,456		30,974		27,291		27,845		29,238
Total non-accrual loans	34,801		32,898		30,227		30,700		31,274
Total non-performing loans	40,641		38,385		35,708		36,444		37,612
Other real estate and repossessed assets	3,678		4,973		6,001		7,265		6,877
Total non-performing assets	$44,319		$43,358		$41,709		$43,709		$44,489
Past due loans (1):
Loans past due 30-89 days	$17,906		$15,446		$21,433		$19,569		$18,016
Loans past due 90 days or more	5,425		2,634		2,740		4,077		2,451
Total past due loans	$23,331		$18,080		$24,173		$23,646		$20,467
Criticized and classified loans (2):
Criticized loans	$78,880		$73,236		$69,691		$51,710		$46,370
Classified loans	95,071		41,004		39,412		31,244		31,437
Total criticized and classified loans	$173,951		$114,240		$109,103		$82,954		$77,807

Loans past due 30-89 days / total portfolio loans	0.23%		0.20%		0.28%		0.26%		0.23%
Loans past due 90 days or more / total portfolio loans	0.07		0.03		0.04		0.05		0.03
Non-performing loans / total portfolio loans	0.52		0.50		0.47		0.48		0.49
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.57		0.56		0.54		0.57		0.58
Non-performing assets / total assets	0.35		0.35		0.33		0.35		0.35
Criticized and classified loans / total portfolio loans	2.24		1.48		1.42		1.08		1.01

Allowance for loan losses
Allowance for loan losses	$54,317		$50,859		$48,866		$48,948		$48,902
Provision for credit losses	4,121		2,747		2,507		2,854		1,035
Net loan and deposit account overdraft charge-offs	791		947		1,370		2,750		(306)
Annualized net loan charge-offs /average loans	0.04%		0.05%		0.07%		0.14%		(0.02)%
Allowance for loan losses / total portfolio loans	0.70%		0.66%		0.64%		0.64%		0.63%
Allowance for loan losses / non-performing loans	1.34	x	1.32	x	1.37	x	1.34	x	1.30	x
Allowance for loan losses / non-performing loans and loans past due	0.85	x	0.90	x	0.82	x	0.81	x	0.84	x

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Capital ratios
Tier I leverage capital	11.30%	11.09%	10.98%	10.74%	11.22%
Tier I risk-based capital	15.40	15.39	15.31	15.09	14.32
Total risk-based capital	16.36	16.32	16.22	15.99	15.20
Common equity tier 1 capital ratio (CET 1)	13.87	13.83	13.48	13.14	12.41
Average shareholders' equity to average assets	16.80	16.42	16.01	15.51	14.65
Tangible equity to tangible assets (3)	10.24	10.10	9.57	9.28	8.66

(1)	Excludes non-performing loans.
(2)	Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3)	See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2019	2019	2019	2018	2018	2019	2018
Return on average assets, excluding after-tax merger-related expenses:
Net income (annualized)	$148,169	$179,748	$163,589	$174,280	$128,886	$163,778	$132,609
Plus: after-tax merger-related expenses (annualized) (1)	5,291	257	9,954	4,353	33,885	5,150	17,394
Net income excluding after-tax merger-related expenses (annualized)	153,460	180,005	173,543	178,633	162,771	168,928	150,003

Average total assets	$12,488,153	$12,489,663	$12,510,032	$12,565,880	$11,738,796	$12,496,018	$10,923,542

Return on average tangible assets, excluding after-tax merger-related expenses	1.23%	1.44%	1.39%	1.42%	1.39%	1.35%	1.37%

Return on average equity, excluding after-tax merger-related expenses:
Net income (annualized)	$148,169	$179,748	$163,589	$174,280	$128,886	$163,778	$132,609
Plus: after-tax merger-related expenses (annualized) (1)	5,291	257	9,954	4,353	33,885	5,150	17,394
Net income excluding after-tax merger-related expenses (annualized)	153,460	180,005	173,543	178,633	162,771	168,928	150,003

Average total shareholders' equity	2,097,534	2,050,190	2,002,710	1,949,530	1,719,489	2,050,634	1,544,404

Return on average tangible equity, excluding after-tax merger-related expenses	7.32%	8.78%	8.67%	9.16%	9.47%	8.24%	9.71%

Return on average tangible equity:
Net income (annualized)	$148,169	$179,748	$163,589	$174,280	$128,886	$163,778	$132,609
Plus: amortization of intangibles (annualized) (1)	7,666	7,811	8,055	8,657	5,707	7,841	4,455
Net income before amortization of intangibles (annualized)	155,835	187,559	171,644	182,937	134,593	171,619	137,064

Average total shareholders' equity	2,097,534	2,050,190	2,002,710	1,949,530	1,719,489	2,050,634	1,544,404
Less: average goodwill and other intangibles, net of def. tax liability	(904,204)	(903,243)	(906,041)	(914,214)	(775,267)	(904,489)	(671,786)
Average tangible equity	$1,193,330	$1,146,947	$1,096,669	$1,035,316	$944,222	$1,146,145	$872,618

Return on average tangible equity	13.06%	16.35%	15.65%	17.67%	14.25%	14.97%	15.71%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$148,169	$179,748	$163,589	$174,280	$128,886	$163,778	$132,609
Plus: after-tax merger-related expenses (annualized) (1)	5,291	257	9,954	4,353	33,885	5,150	17,394
Plus: amortization of intangibles (annualized) (1)	7,666	7,811	8,055	8,657	5,707	7,841	4,455
Net income before amortization of intangibles and excluding after-tax merger-related expenses (annualized)	161,126	187,816	181,598	187,290	168,478	176,769	154,458

Average total shareholders' equity	2,097,534	2,050,190	2,002,710	1,949,530	1,719,489	2,050,634	1,544,404
Less: average goodwill and other intangibles, net of def. tax liability	(904,204)	(903,243)	(906,041)	(914,214)	(775,267)	(904,489)	(671,786)

Average tangible equity	$1,193,330	$1,146,947	$1,096,669	$1,035,316	$944,222	$1,146,145	$872,618

Return on average tangible equity, excluding after-tax merger-related expenses	13.50%	16.38%	16.56%	18.09%	17.84%	15.42%	17.70%

Efficiency ratio:
Non-interest expense	$73,268	$71,952	$74,432	$70,990	$76,120	$219,652	$194,234
Less: restructuring and merger-related expense	(1,688)	(81)	(3,107)	(1,389)	(10,811)	(4,876)	(16,468)
Non-interest expense excluding restructuring and merger-related expense	71,580	71,871	71,325	69,601	65,309	214,778	177,766

Net interest income on a fully taxable equivalent basis	97,385	99,827	99,834	103,246	91,348	297,046	249,514
Non-interest income	26,950	31,156	27,773	26,561	26,224	85,878	73,715
Net interest income on a fully taxable equivalent basis plus non-interest income	$124,335	$130,983	$127,607	$129,807	$117,572	$382,924	$323,229
Efficiency Ratio	57.57%	54.87%	55.89%	53.62%	55.55%	56.09%	55.00%

Net income, excluding after-tax merger-related expenses:
Net income	$37,347	$44,814	$40,337	$43,928	$32,486	$122,497	$99,184
Add: After-tax merger-related expenses (1)	1,334	64	2,454	1,097	8,541	3,852	13,010
Net income, excluding after-tax merger-related expenses	$38,681	$44,878	$42,791	$45,025	$41,027	$126,349	$112,194

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.68	$0.82	$0.74	$0.80	$0.64	$2.24	$2.11
Add: After-tax merger-related expenses per diluted share (1)	0.03	-	0.04	0.02	0.17	0.07	0.27

Net income, excluding after-tax merger-related expenses per diluted share	$0.71	$0.82	$0.78	$0.82	$0.81	$2.31	$2.38

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Tangible book value per share:
Total shareholders' equity	$2,101,269	$2,074,116	$2,023,139	$1,978,827	$1,927,269
Less: goodwill and other intangible assets, net of def. tax liability	(904,256)	(903,729)	(904,144)	(906,887)	(915,022)
Tangible equity	1,197,013	1,170,387	1,118,995	1,071,940	1,012,247

Common shares outstanding	54,691,225	54,697,199	54,599,127	54,598,134	54,603,967

Tangible book value per share	$21.89	$21.40	$20.49	$19.63	$18.54

Tangible equity to tangible assets:
Total shareholders' equity	$2,101,269	$2,074,116	$2,023,139	$1,978,827	$1,927,269
Less: goodwill and other intangible assets, net of def. tax liability	(904,256)	(903,729)	(904,144)	(906,887)	(915,022)
Tangible equity	1,197,013	1,170,387	1,118,995	1,071,940	1,012,247

Total assets	12,593,887	12,494,653	12,601,408	12,458,632	12,599,479
Less: goodwill and other intangible assets, net of def. tax liability	(904,256)	(903,729)	(904,144)	(906,887)	(915,022)
Tangible assets	$11,689,631	$11,590,924	$11,697,264	$11,551,745	$11,684,457

Tangible equity to tangible assets	10.24%	10.10%	9.57%	9.28%	8.66%

(1)	Tax effected at 21% for all periods presented..